UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

July 30, 2008
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DEVRY INC.
(Exact name of registrant as specified in its charter)

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Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tower Lane, Suite 1000 Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

(630) 571-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously reported on a Form 8-K, dated July 30, 2008 (the “July 30 Form 8-K”), of DeVry Inc. (the “Company”), the Company entered into an agreement (the “Stock Purchase Agreement”) on July 30, 2008 with William Blair Capital Partners VII QP, L.P., ClearLight Partners, LLC, and certain stockholders and optionholders of U.S. Education Corporation (“USEC”) to acquire USEC.

A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The description of the Stock Purchase Agreement contained in the July 30 Form 8-K is qualified in its entirety by reference to the full text of the Stock Purchase Agreement.

Item 9.01  Financial Statements and Exhibits.

Exhibit 2.1
Stock Purchase Agreement, made as of July 30, 2008, by and among DeVry Inc., U.S. Education Corporation, the "Stockholders" identified therein, the "Optionholders" identified therein, William Blair Capital Partners VII QP, L.P., ClearLight Partners, LLC and USEC Acquisition Inc.*

* Schedules and other attachments to the Stock Purchase Agreement, which are listed in the exhibit, are omitted.  The Company agrees to furnish supplementally a copy  of  any schedule or other attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY INC.
(Registrant)

Date:	August 1, 2008	By:	/s/ Richard M. Gunst
Richard M. Gunst
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
2.1
Stock Purchase Agreement, made as of July 30, 2008, by and among DeVry Inc., U.S. Education Corporation, the "Stockholders" identified therein, the "Optionholders" identified therein, William Blair Capital Partners VII QP, L.P., ClearLight Partners, LLC and USEC Acquisition Inc.*

* Schedules and other attachments to the Stock Purchase Agreement, which are listed in the exhibit, are omitted.  The Company agrees to furnish supplementally a copy of any schedule or other attachment to the Securities and Exchange Commission upon request.